UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A

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                          Temecula Valley Bancorp Inc.
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                (Name of Registrant as Specified in its Charter)

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Temecula Valley Bancorp Inc. [Letterhead]


                                 January 2, 2009


Dear Shareholder:

     You recently received from us consent solicitation materials dated December 17, 2008 ("Consent Materials"). The Consent Materials requested shareholder action to approve an amendment to our Articles of Incorporation to authorize the issuance of preferred shares by Temecula Valley Bancorp Inc (the "Proposal").

     Please be advised that our Board of Directors has extended the date by which shareholders can return their consent forms which are part of the Consent Materials. The new expiration date is 5:00 P.M., California Time, on February 13, 2009. The Proposal will be approved when we received enough consents before February 13, 2009 (unless extended by our Board of Directors).

     Our Board of Directors recommends that you "Consent" to the Proposal.


    YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE TAKE ACTION ON THE PROPOSAL
                                 WITHOUT DELAY.


     If you have any questions relating to the Consent Materials or need to request additional Consent Materials, you may contact Marty Plourd, President and Chief Operating Officer at (951) 694-1529.




Sincerely,                             Sincerely,



Neil M. Cleveland                      Frank Basirico, Jr.
Chairman of the                        Chief Executive Officer
Board